UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

IMMUNE PHARMACEUTICALS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

430 East 29th Street, Suite 940

New York, NY 10016

August 12, 2015

Dear Stockholders:

It is our pleasure to invite you to a special meeting of stockholders of Immune Pharmaceuticals Inc.  We will hold the meeting on August 31, 2015, at 10:00 a.m., local time, at our headquarters located at 430 East 29th Street, Suite 940, New York, NY 10016.

At the special meeting, you will be asked to consider and vote upon a proposal to approve the potential issuance of more than 19.99% of our outstanding common stock under our Series D Redeemable Convertible Preferred Stock, together with certain additional shares we issued pursuant to other transactions that are aggregated under the NASDAQ Listing Rules, in accordance with the stock purchase agreements between Immune Pharmaceuticals Inc. and Discover Growth Fund, dated July 28, 2015.

Your vote is important.  Whether or not you plan to attend the special meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support.  We hope to see you at the special meeting.

Sincerely,

Dr. Daniel G. Teper
Chief Executive Officer

430 East 29th Street, Suite 940

New York, NY 10016

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 31, 2015

TO OUR STOCKHOLDERS:

Notice is hereby given that a special meeting of stockholders of Immune Pharmaceuticals Inc., a Delaware corporation, will be held on August 31, 2015, at 10:00 a.m., local time, at our headquarters located at 430 East 29th Street, Suite 940, New York, NY 10016, for the following purposes, as more fully described in this proxy statement:

1.	To approve the potential issuance of more than 19.99% of our outstanding common stock under our Series D Redeemable Convertible Preferred Stock, together with certain additional shares we issued pursuant to other transactions that are aggregated under the NASDAQ Listing Rules, in accordance with the stock purchase agreements between Immune Pharmaceuticals Inc. and Discover Growth Fund, dated July 28, 2015; and

2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 29, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournments thereof. You may vote if you were the record owner of Immune Pharmaceuticals Inc. common stock and/or Series C 8% Convertible Preferred Stock as of the record date. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the special meeting. Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the special meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

August 12, 2015	Dr. Daniel G. Teper
New York, NY	Chief Executive Officer

IMMUNE PHARMACEUTICALS INC.

Appendix A — Proxy Card

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 31, 2015

This proxy statement is furnished to you by the Board of Directors of Immune Pharmaceuticals Inc. in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at our headquarters located at 430 East 29th Street, Suite 940, New York, NY 10016, on August 31, 2015, at 10:00 a.m., local time, and any adjournments thereof.  This proxy statement, along with a Notice of Special Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to our stockholders beginning on or about August 12, 2015.

Unless the context otherwise requires, in this proxy statement, we use the terms “Immune,” “we,” “our,” “us” and the “Company” to refer to Immune Pharmaceuticals Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy to vote at the special meeting because you were a stockholder of the Company’s shares of common stock and/or Series C 8% Convertible Preferred Stock (“Series C Preferred Stock”) at the close of business on July 29, 2015, the record date, and are entitled to vote at the special meeting. The special meeting is being held for the purposes of obtaining stockholder approval for the potential issuance of more than 19.99% of our outstanding common stock under our Series D Redeemable Convertible Preferred Stock, together with certain additional shares we issued pursuant to other transactions that are aggregated under the NASDAQ Listing Rules, in accordance with the stock purchase agreements between Immune Pharmaceuticals Inc. and Discover Growth Fund, dated July 28, 2015.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposal to be voted on at the special meeting, the voting process and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of common stock and/or Series C 8% Preferred Stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

Immune Pharmaceuticals Inc.

430 East 29th Street, Suite 940

New York, NY 10016

Attention: Corporate Secretary

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Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, this proxy statement and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  If you own shares held in street name, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives.  Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	What am I voting on at the special meeting?

A:	You are voting on the following proposals:

·	to approve the potential issuance of more than 19.99% of our outstanding common stock under our Series D Redeemable Convertible Preferred Stock, collectively with certain additional shares we issued pursuant to other transactions that are aggregated under the NASDAQ Listing Rules, in accordance with the stock purchase agreements between Immune Pharmaceuticals Inc. and Discover Growth Fund, dated July 28, 2015 (Proposal No. 1); and

·	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the approval of Proposal No. 1.

Q:	How do I vote?

A:	You may vote using any of the following methods:

·	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

·	By the Internet. If you are a stockholder of record, you may vote on the Internet using the instructions in the enclosed proxy card. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

·	In person at the special meeting. All stockholders may vote in person at the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

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Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

·	sending written notice of revocation to our Corporate Secretary;

·	submitting a new, proper proxy dated later than the date of the revoked proxy; or

·	attending the special meeting and voting in person.

If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the special meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the special meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board of Director’s recommendations, “FOR” the approval of Proposal No. 1.

Q:	Can my broker vote my shares for me without my instructions?

A:	No. Brokers may not use discretionary authority to vote shares on non-routine matters, including the proposal described herein, if they have not received instructions from their clients. Please provide voting instructions on the proposal described herein so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the special meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on any of the items being put to a vote at the special meeting.  If your broker returns a valid proxy, but is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purpose of determining the presence of a quorum, and will not affect the outcome of Proposal No. 1.

Q:	What are the voting requirements with respect to each of the proposals?

A:	The affirmative (“FOR”) votes of the holder of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the special meeting (on an as converted basis) is necessary to approve Proposal No. 1. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of Proposal No. 1.

Q:	How many votes do I have?

A:

As of July 29, 2015, the record date, there were 27,071,127 shares of our common stock outstanding and entitled to vote and additional 278 shares of Series C Preferred Stock convertible into 62,054 shares of common stock outstanding and entitled to vote.

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Pursuant to an Amendment of our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (“Certificate of Designation”), the holders of the Preferred Stock are entitled, subject to the limitations on beneficial ownership contained in the Certificate of Designation, to vote on all matters as to which holders of our common stock are entitled to vote. Each share of Series C Preferred Stock entitles its holder to such number of votes per share equal to the number of shares of common stock which would be obtained upon the conversion of such share of Series C Preferred Stock as if converted at market value of the common stock on the date of issuance.

Each share of our common stock that you own entitles you to one vote. Each share of our Series C Preferred Stock that you own entitled you to 223 votes (on an as converted basis pursuant to the Certificate of Designation).

Q:	What happens if additional matters are presented at the special meeting?

A:	Other than the one item of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders, Daniel G. Teper and Gad Berdugo, will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

Q:	How many shares must be present or represented to conduct business at the special meeting?

A:	A quorum will be present if at least a majority of the outstanding shares of our common stock and Series C Preferred Stock (on an as converted basis pursuant to the Certificate of Designation) entitled to vote, totaling 13,566,592 shares, is represented at the special meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the special meeting?

A:	You are entitled to attend the special meeting only if you were a stockholder of Immune as of the close of business on July 29, 2015, the record date, or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the special meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to July 29, 2015, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.

The special meeting will begin promptly on August 31, 2015, at 10:00 a.m., local time.  You should allow adequate time for check-in procedures.

Q:	How can I vote my shares in person at the special meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person at the special meeting only if you obtain a legal proxy from the broker, bank or nominee that holds the shares giving you the right to vote the shares. Even if you plan to attend the special meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the special meeting.

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Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the special meeting, except that proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on August 30, 2015.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee.  You may vote these shares in person at the special meeting only if at the special meeting you provide a legal proxy obtained from your broker, bank or nominee.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Immune or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How are votes counted?

A:	For all items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum. For purposes of approval, an abstention will not affect the outcome of Proposal No. 1.

Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final voting results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”) within four business days after the special meeting.

Q:	Who will bear the cost of soliciting votes for the special meeting?

A:	Immune is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Telephone: (212) 828-8436

Q:	Who can help answer my questions?

A:	If you have any questions about the special meeting or how to vote or revoke your proxy, please contact us at:

Immune Pharmaceuticals Inc.

430 East 29th Street, Suite 940

New York, NY 10016

Attention: Corporate Secretary

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PROPOSAL NO. 1:  APPROVAL OF THE POTENTIAL ISSUANCE OF MORE THAN 19.99% OF OUR OUTSTANDING COMMON STOCK UNDER OUR SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK, TOGETHER WITH CERTAIN ADDITIONAL SHARES WE ISSUED PURSUANT TO OTHER TRANSACTIONS THAT ARE AGGREGATED UNDER NASDAQ LISTING RULES.

Terms of the Purchase Agreement

On July 28, 2015, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with Discover Growth Fund, a Cayman Islands exempted mutual fund (“Discover”).  Pursuant to the Purchase Agreements, the Company agreed to issue and sell to Discover an aggregate of 1,263 shares of the Company’s newly designated Series D Redeemable Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series D Preferred Stock”), convertible into shares of the Company’s common stock, at a fixed conversion price of $2.50 per share (the “Conversion Price”), at a purchase price of $10,000 per share with a 5% original issue discount, for total gross proceeds of $12,000,000, or the sale of approximately $12.50 million with a 5% original issue discount, subject to the satisfaction of certain closing conditions.

An aggregate of 444 shares of Series D Preferred Stock, at a purchase price of $10,000 per share with a 5% original issue discount, were offered and sold in a registered direct offering pursuant to the Company’s “shelf” registration statement (File No. 333-198647), which was declared effective by the SEC on October 28, 2014.

An aggregate of 503 shares of Series D Preferred Stock, at a purchase price of $10,000 per share with a 5% original issue discount, were offered and sold in a concurrent private placement, with the remaining 316 shares of Series D Preferred Stock (with a 5% original issue discount) to be issued and sold upon the satisfaction of certain customary closing conditions for transactions of this type as well as (i) approval by the Company’s stockholders of issuance of shares of common stock in accordance with the requirements of NASDAQ Listing Rule 5635(d), for which this Proposal No. 1 relates to, and (ii) a registration statement registering the shares of common stock issuable under the terms of the Series D Preferred Stock becomes effective.  The shares of Series D Preferred Stock purchased by Discover are non-transferable.

The terms of the Series D Preferred Stock are set forth in a Certificate of Designations “Certificate of Designations,” filed with the Secretary of State of the State of Delaware prior to the closing.  A summary of the material terms of the Series D Preferred Stock is set forth below.

Designation and Ranking: The Company has designated 12,000 shares of Series D Preferred Stock.  The Series D Preferred Stock will rank (i) (a) senior to our common stock; (b) senior to any other series of preferred stock, as set forth in the Certificate of Designations with respect to such preferred stock; and (c) junior to all of our existing and future indebtedness. Without the prior written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting separately as a single class), we may not issue any additional shares of Series D Preferred Stock, or any other preferred stock that is pari passu or senior to the Series D Preferred Stock with respect to any rights for a period of six months after the issuance date, in each case, as to dividend rights and rights upon liquidation, winding-up or dissolution.

Maturity: Six and one half years after the issuance date.

Voting: The Series D Preferred Stock does not have any voting rights, including with respect to the election of directors, except as required by law; provided, however, we will not, without the affirmative approval of the holders of a majority of the shares of the Series D Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the certificate of designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series D Preferred Stock, (iii) amend our certificate of incorporation or other charter documents in breach of any of the provisions of the certificate of designations, (iv) increase the authorized number of shares of Series D Preferred Stock or (v) enter into any agreement with respect to the foregoing.

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Dividends: The Holder of the Series D Preferred Stock is entitled to accrued dividends in the amount of 8.00% per annum, subject to certain adjustments as described below, payable upon redemption, upon conversion and when, as and if declared by our Board of Directors.

Liquidation Rights: Upon any liquidation, dissolution or winding up, the holders of Series D Preferred Stock will be entitled to be paid out of our assets available for distribution to our stockholders, pari passu with holders of our preferred stock and common stock an amount equals to $10,000.00, plus any accrued but unpaid dividends thereon.

Company Redemption:  We have the right, at our option, to redeem for cash all or a portion of the Series D Preferred Stock at a price 100% of the Face Value plus the conversion premium minus any dividends have previously been paid with respect to the Series D Preferred Stock being redeemed. The dividends and conversion premium may be paid in cash or, at our option, shares of common stock. If we elect to pay the dividends or conversion premium amount in the form of common stock, the number of shares to be issued shall be calculated by using: (i) if there is no triggering event (as such term is defined in the Certificate of Designations), 90.0% of the average of the five lowest individual daily volume weighted average prices during the applicable measurement period, which may be non-consecutive, less $0.05 per share of common stock, not to exceed 100% of the lowest sales price on the last day of such measurement period, less $0.05 per share of common stock, or (ii) following any triggering event, 80.0% of the lowest daily volume weighted average price during any measurement period, less $0.05 per share of common stock, not to exceed 80.0% of the lowest sales price on the last day of any measurement period, less $0.05 per share of common stock.

Credit Risk Adjustment: The dividend rate will adjust (i) downward by an amount equal to 100 basis points for each amount, if any, equal to $0.10 per share of common stock that the volume weighted average price of our common stock on any trading day rises above $3.30, down to a minimum of 0.0%; and (ii) upward by an amount equal to 150 basis points for each amount, if any, equal to $0.10 per share of common stock that volume weighted average price of our common stock on any trading day falls below $1.90, up to a maximum of 15.0%. In addition, the dividend rate will adjust upward by 10.0% upon any triggering event.

Issuance Limitation: The holder of the Series D Preferred Stock will be prohibited from converting shares of Series D Preferred Stock into shares of our common stock if, as a result of the conversion, the holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which is referred to herein as the “Beneficial Ownership Limitation”.

We will not issue any shares of common stock pursuant to the Certificate of Designations if the issuance of such shares would exceed the aggregate number of shares of common stock we may issue upon conversion of the Series D Preferred Stock, including certain additional shares of common stock we issued pursuant to other transaction that are aggregated under the NASDAQ Listing Rules, without breaching our obligations under NASDAQ Listing Rule 5635(d), except that such limitation will not apply (i) following stockholders approval in accordance with the requirements of NASDAQ Listing Rule 5635(d) or a waiver from NASDAQ of Listing Rule 5635(d), or the Approval, or (2) if the holder of the Series D Preferred Stock or we obtain a written opinion from counsel that such Approval is not required.

No Short Selling: Under the Purchase Agreement, Discover further agreed that so long as it or any of its affiliates holds any Series D Preferred Stock or common stock underlying such shares, neither Discover nor any affiliate will engage in or effect, directly or indirectly, any short sale of common stock, except upon the occurrence of certain triggering events.

Triggering Events: Upon the occurrence of certain events that cause a breach of the terms in the Stock Purchase Agreements, the actual Dividend Rate will adjust upward by 10.0%.

The Purchase Agreements also contain representations, warranties and covenants customary for transactions of this type.

In connection with the concurrent private placement, the Company also agreed to prepare and file within 30 days a registration statement on Form S-3 covering the resale by Discover the shares of common stock issuable upon conversion or redemption of the Series D Preferred Stock to be sold under the Purchase Agreement and shares of common stock that may be issued in payment of dividends thereon.

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Potential Issuances of Additional Authorized Series D Preferred Stock to Investor

As discussed above, in connection with the Purchase Agreements, on July 28, 2015, we filed the Certificate of Designations with the Secretary of State of the State of Delaware to create and authorize 12,000 shares of Series D Preferred Stock and issued 947 shares of Series D Preferred Stock to Discover.  We do not currently have any agreements in place regarding the issuance and sale of Series D Preferred Stock other than the Stock Purchase Agreements.

Following the completion of the transactions under the Stock Purchase Agreements, however, we may decide to issue any remaining authorized shares of Series D Preferred Stock to the same investor on terms which are substantially similar to the terms contained in the Stock Purchase Agreements. If our stockholders approve Proposal No. 1 at the special meeting, then we would be able to issue any remaining shares of Series D preferred stock to the same investor on substantially similar terms and the issuance of common shares related to such remaining shares of Series D Preferred Stock would not be limited by applicable NASDAQ listing rules.  Approval of Proposal No. 1 would not apply to (i) the issuance of any remaining Series D Preferred Stock to an investor other than the current investor under the Stock Purchase Agreements, or (ii) the issuance of any remaining Series D Preferred Stock on terms that were significantly different than those contained in the Stock Purchase Agreements.

There is no assurance that we would actually issue any remaining shares of Series D Preferred Stock to the investor on substantially similar terms if our stockholders approve Proposal No.1 at the special meeting. If our stockholders do not vote to approve Proposal No.1, then the issuance of common shares related to any remaining shares of Series D Preferred Stock would be limited by applicable NASDAQ Listing Rules. That limitation could make it more difficult for us to issue any remaining shares of Series D Preferred Stock to the same investor or to other investors.

If Proposal No. 1 is approved, the subsequent issuance and sale of up to additional 316 authorized shares of Series D Preferred Stock to Discover and the issuance of common stock under the terms Certificate of Designations, under the Purchase Agreements and subsequent agreements under limited conditions, would not require further stockholder approval under NASDAQ Listing Rules.  The contemplated issuances and sales of Series D Preferred Stock to Discover and the limited conditions under which approval of Proposal No. 1 would apply are discussed below.

Purchase Agreements.  Pursuant to the terms of the Purchase Agreements, we have agreed to issue and sell to Discover an aggregate 1,263 shares of Series D Preferred Stock, 947 shares of which were issued and sold on July 29, 2015.  If Proposal No. 1 is approved, we would be able to issue and sell an additional 316 shares of Series D Preferred Stock to Discover pursuant to the terms of the Purchase Agreements.  Such shares of Series D Preferred Stock, together with the 947 Series D Preferred Stock previously issued and sold, will be convertible into a total of 5,052,000 shares of common stock and upon the conversion or redemption of such shares of Series D Preferred Stock, we may elect to issue to Discover, at our sole and absolute discretion, shares of common stock in payment of dividends and any conversion premium on such shares of Series D Preferred Stock.

Why the Company Needs Stockholder Approval

Our common stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Stock Market Rules.  NASDAQ Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy the closing conditions under the Purchase Agreements, we are seeking stockholder approval for the potential issuance of more than 19.99% of our outstanding common stock under our Series D Preferred Stock, together with certain additional shares we issued pursuant to other transaction that are aggregated under the NASDAQ Listing rules.

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.  Shares of common stock issuable upon the conversion or redemption of shares of Series D Preferred Stock, including any shares of common stock that we may elect to issue, at our sole and absolute discretion, in payment of dividends and any dividends or conversion premium (together with certain additional shares we issued pursuant to other transaction that are aggregated under the NASDAQ Listing Rules), are considered common stock issued for the purposes of determining whether the 20% limit has been reached.  The aggregate number of shares of common stock issuable upon the conversion or redemption of the 1,263 shares of Series D Preferred Stock (together with certain additional shares we issued pursuant to other transaction that are aggregated under the NASDAQ Listing Rules) could exceed 20% of our outstanding common stock at a price less than the greater of the book value or market of the shares on the applicable date, so the issuance of such shares of Series D Preferred Stock would be subject to the NASDAQ 20% Rule.

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Effect of Proposal No. 1 on Current Stockholders

If stockholders approve Proposal No. 1, we will be able to issue and sell to Discover the additional 316 shares of Series D Preferred Stock under the Purchase Agreements.  Further, the issuance of common stock under the terms of such shares of Series D Preferred Stock would not require further stockholder approval under NASDAQ Stock Market Rules.  If stockholders do not approve Proposal No. 1, we will be unable to issue and sell to Discover the additional 316 under the Purchase Agreement, we will not receive additional gross proceeds of $3.0 million thereunder, and we will not be able to pay the dividends and any conversion premium upon conversion or redemption of the Series D Preferred Stock with our shares of common stock.  We intend to use the net proceeds of the transaction for finance clinical trials and other research and development expenditures, to payoff our obligations under our outstanding loan with MidCap Financial Trust and for general corporate purposes, including working capital.

The issuance and sale of up to 1,263 authorized shares of Series D Preferred Stock to Discover and the issuance of common stock upon the conversion or redemption of such shares, particularly if we elect to pay dividends and any conversion premium on such shares of Series D Preferred Stock in shares of common stock, may result in significant dilution to our stockholders and afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.  Additionally, the issuance and subsequent resale of such shares of common stock may cause the market price of our common stock to decline.

Vote Required

The affirmative vote of the holder of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the special meeting (on an as converted basis) is required to approve this Proposal No. 1.

Voting Agreement

In connection with this Proposal No. 1, stockholders of the Company, representing close to 50% of the outstanding shares of common stock and Series C 8% Preferred Stock of the Company and entitled to vote (on an as converted basis) as of the record date, agreed, among other things, to have the shares beneficially owned by them to be counted as present for the purpose of establishing a quorum in this annual meeting and to vote the shares beneficially owned by them in favor of the approval of this Proposal No. 1.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors and the named executive officer identified under the heading “Executive Compensation”, and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after July 29, 2015 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 27,071,127 shares of our common stock issued and outstanding on August 11, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after August 11, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is in care Immune, 430 East 29th Street, Suite 940, New York, NY 10016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

5% + Stockholders:

MMCap International Inc. SPC (1)	2,381,548	8.64%
BCE Place 161 Bay Street
Toronto, Ontario M5J 2S8

Melini Capital Corp. (2)	2,335,604	8.36%
ADR Tower, 8th floor
Samuel Lewis Av.
Obarrio Urbanization
Panama City, Republic of Panama

Framboise Trading Ltd (3)	1,995,224	7.11%
Road Town
Tortola, British Virgin Islands

Crystalclear Group Inc. (4)	1,550,000	5.65%
50th & Aquilino De La Guardia Streets
Plaza Banco General 14th Floor
Panama City, Republic of Panama

Executive Officers and Directors:

Daniel G. Teper (5)	5,022,644	18.17%

Gad Berdugo (6)	40,833	*

Daniel Kazado (7)	113,455	*

Cameron Durrant (8)	25,832	*

Elliot Maza (9)	8,332	*

Robert W. Cook	--	--
119 Hunterdon Blvd. Murray Hill, NJ 07974

Dr. Stephane Allard	--	--
341 North Woodland Street Englewood, NJ 07631

All current executive officers and directors as a group (5 persons) (10)	5,211,096	18.75%

 This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Crystalclear Group Inc.  Consists of warrants to purchase 350,000 shares of our common stock that are exercisable within the next 60 days.

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of MMCap International Inc. SPC. Includes warrants to purchase 1,156,548 shares of our common stock that are exercisable within the next 60 days.

(2)	This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Melini Capital Corp. Includes warrants to purchase 406,783 shares of our common stock that are exercisable within the next 60 days and options to purchase 463,672 shares of our common stock that are exercisable within the next 60 days.
(3)	This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Framboise Trading Ltd. Includes warrants to purchase 977,823 shares of our common stock that are exercisable within the next 60 days.
(4)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Crystalclear Group Inc.  Includes warrants to purchase 350,000 shares of our common stock that are exercisable within the next 60 days.

(5)	Includes 541,251 shares issuable upon the exercise of stock options that are exercisable within the next 60 days and warrants to purchase 27,757 shares of our common stock that are exercisable within the next 60 days.
(6)	Includes 30,833 shares issuable upon the exercise of stock options that are exercisable within the next 60 days and warrants to purchase 2,000 shares of our common stock that are exercisable within the next 60 days.
(7)	Includes 79,167 shares issuable upon the exercise of stock options that are exercisable within the next 60 days and warrants to purchase 11,242 shares of our common stock that are exercisable within the next 60 day.
(8)	Includes 20,832 shares issuable upon the exercise of stock options that are exercisable within the next 60 days and warrants to purchase 1,000 shares of our common stock that are exercisable within the next 60 days.
(9)	Includes 8,332 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.
(10)	See footnotes 5 through 9.

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STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to our 2016 Annual Meeting of Stockholders, stockholder proposals, including nominations for director, must be received no later than 120 calendar days before the date of the Company’s proxy statement released to shareholders in connection with the 2015 annual meeting; provided, however, that if the date of the 2016 annual meeting is more than 30 days from the first anniversary of the date of the 2015 annual meeting, to be timely, such proposals must be received a reasonable time before we begin to print and mail proxy materials for the 2016 annual meeting. We will hold our 2015 annual meeting on or before December 31, 2015.  To be considered for presentation at the 2016 annual meeting, although not included in the proxy statement, proposals must be received in accordance with the process described in our bylaws; provided, however, that if the date of the 2016 annual meeting is more than 30 days prior to or 70 days after the first anniversary of the date of the 2015 annual meeting, to be timely, such proposals must be received not earlier than 90 days prior to the 2016 annual meeting and not later than the later of (x) 60 days prior to the 2016 annual meeting or (y) 10 days after the date that the 2016 annual meeting is first disclosed to the public. Proposals not received in a timely manner will not be voted on at the 2016 Annual Meeting of Stockholders. If a timely proposal is received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations for director should be marked for the attention of Immune Pharmaceuticals Inc., 430 East 29th Street, Suite 940, New York, NY 10016.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board of Directors and the cost of soliciting proxies will be borne by the Company.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  The Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the special meeting. If any other business is properly brought before the special meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

New York, NY

August 12, 2014

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.Immunepharmaceuticals.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this proxy statement.

INCORPORATION OF INFORMATION BY REFERENCE

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement information that we file with the SEC. This means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Copies of all or any part of the proxy statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015, as amended on April 30, 2015;

•	Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015;

•	Current Reports on Form 8-K filed with the SEC on January 21, 2015, March 16, 2015, April 21, 2015, June 11, 2015, June 29, 2015, July 2, 2015, July 8, 2015, July 17, 2015 and July 29, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on August 20, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36602.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the this proxy statement and prior to the special meeting shall be deemed to be incorporated by reference into this proxy statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Immune Pharmaceuticals Inc., 430 East 29th Street, Suite 940, New York, NY 10016 or call (646) 440-9310.

You should rely only on information contained in, or incorporated by reference into, this proxy statement. We have not authorized anyone to provide you with information different from that contained in this proxy statement or incorporated by reference in this proxy statement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Appendix A

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy and log-on using the below control number.

CONTROL #

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enevelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on August 31, 2015 at 10:00 am Local Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting Proxy Card - Immune Pharmaceuticals Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date ____________ **Signature** ____________ **Signature, if held jointly** ____________

To change the address on your account, please check the box at right and indicate your new address.

* SPECIMEN * AC:ACCT9999 90.00

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IMMUNE PHARMACEUTICALS INC.

Special Meeting of Stockholders

AUGUST 31, 2015

IMMUNE PHARMACEUTICALS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and management’s proxy statement therefore, and revoking all prior proxies, hereby appoints Daniel G. Teper and Gad Berdugo, and each of them with full power of substitution, as proxy to represent and vote all shares of Common Stock and/or shares of Series C 8% Convertible Preferred Stock of Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on August 31, 2015, at 10:00 a.m. Local Time at 430 East 29th Street, Suite 940, New York, New York 10016. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR Proposal No. 1 and in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Special Meeting of Stockholders on August 31, 2015 at 10:00 a.m.

(Continued and to be signed on Reverse Side)

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